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                                                                     EXHIBIT 21


                              DAVID WHITE, INC.

                       Subsidiary (Until June 6, 1995)


Name                                 Percentage                State or Country
                                     Ownership                 of Organization


Ammann Lasertechnik AG               90%                       Switzerland